                                                                      Exhibit 21

                           SUBSIDIARIES OF THE COMPANY


                  Subsidiaries                            State or Jurisdiction
                                                             of Incorporation
-----------------------------------------------------------------------------------
After The Fall Products, Inc.                           Ohio
J.M. Smucker (Pennsylvania), Inc.                       Pennsylvania
The Dickinson Family, Inc.                              Ohio
Henry Jones Foods Pty Ltd.                              Victoria, Australia
Juice Creations Co.                                     Ohio
Knudsen & Sons, Inc.                                    Ohio
Smucker Quality Beverages, Inc.                         California
Mary Ellen's Incorporated                               Ohio
Smucker Holdings, Inc.                                  Ohio
Santa Cruz Natural Incorporated                         California
Smucker Australia, Inc.                                 Ohio
J.M. Smucker (Canada) Inc.                              Ontario, Canada
Smucker International, Ltd.                             U.S. Virgin Islands
Smucker Latin America, Inc.                             Ohio
J.M. Smucker de Mexico, S.A. de C.V.                    Mexico (domesticated
                                                          in Delaware)
JMS Specialty Foods, Inc.                               Wisconsin
Smucker Hong Kong Limited                               Hong Kong, People's
                                                          Republic of China
Smucker U.K., Inc.                                      Ohio
Alternative Attitudes, Inc.                             Ohio
Sunberry Farms, Inc.                                    Ohio
Garratt & Gunn Ltd.                                     California
Smucker Direct, Inc.                                    Ohio
Simply Smucker's Inc.                                   Ohio